UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2014

TAL INTERNATIONAL GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-126317	20-1796526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manhattanville Road
Purchase, New York 10577-2135
(Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 22, 2014, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, the stockholders of the Company voted on (i) the election of six directors to serve until the 2015 Annual Meeting of Stockholders or until their respective successors are elected and qualified, (ii) to approve on an advisory basis the compensation of our named executive officers, (iii) to approve the TAL International Group, Inc. 2014 Equity Incentive Plan, and (iv) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
The number of votes cast for the election of the six directors were as follows:

	Number of Shares
Nominee	For	Withheld	Broker Non Votes
Malcolm P. Baker	19,765,160	4,481,135	6,988,623
Claude Germain	24,112,009	134,286	6,988,623
Kenneth Hanau	24,109,992	136,303	6,988,623
Helmut Kaspers	24,108,851	137,444	6,988,623
Frederic H. Lindeberg	24,096,318	149,977	6,988,623
Brian M. Sondey	22,686,951	1,559,344	6,988,623
The number of votes to approve on an advisory basis the compensation of our named executive officers were as follows:

Number of Shares
For	Against	Abstain	Broker Non Votes
23,188,088	931,908	126,299	6,988,623
The number of votes to approve the TAL International Group, Inc. 2014 Equity Incentive Plan were as follows:

Number of Shares
For	Against	Abstain	Broker Non Votes
17,725,046	6,379,988	141,261	6,988,623
The number of votes cast to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 were as follows:

Number of Shares
For	Against	Abstain	Broker Non Votes
30,279,108	868,575	87,235	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAL International Group, Inc.

Dated:	April 24, 2014	By:	/s/ John Burns
			Name:	John Burns
			Title:	Senior Vice President and Chief Financial Officer